April 16, 2019

Northern Lights Variable Trust

17605 Wright Street

Omaha, NE 68130

Re:       Northern Lights Variable Trust, File Nos. 333-131820 and 811-21853

Dear Sir/Madam:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 190 to the Northern Lights Variable Trust Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 228 under the Securities Act of 1933 and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP